Exhibit 99.3

                   AMENDED AND RESTATED JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument. This Amended and Restated Joint Filing Agreement amends and restates in its entirety that certain Joint Filing Agreement, dated as of April 1, 2008, originally filed with the Original 13D.

Dated:  May 21, 2008


                                  THIRD POINT LLC

                                 By:   Daniel S. Loeb, Chief Executive Officer


                                 By:  /s/ Bruce Wilson
                                      ------------------------------------------
                                      Name:   Bruce Wilson
                                      Title:  Attorney-in-Fact



                                 DANIEL S. LOEB


                                 By:  /s/ Bruce Wilson
                                      ------------------------------------------
                                      Name:   Bruce Wilson
                                      Title:  Attorney-in-Fact



                                 THIRD POINT OFFSHORE FUND, LTD.

                                 By:   Daniel S. Loeb, Director


                                  By:  /s/ Bruce Wilson
                                      ------------------------------------------
                                      Name:   Bruce Wilson
                                      Title:  Attorney-in-Fact


                [AMENDED AND RESTATED JOINT FILING AGREEMENT FOR
             SCHEDULE 13D WITH RESPECT TO MAGUIRE PROPERTIES, INC.]